Exhibit 99.1

Contact:
Brent Johnson
Sr. Corporate Marketing Manager
801-303-3577
brent.johnson@clearone.com

CLEARONE FINALIZES SPONTANIA ACQUISITION TO OFFER FULL RANGE
OF VIDEO COLLABORATION SOLUTIONS

ClearOne now offers the industry’s most complete video collaboration portfolio

SALT LAKE CITY, UTAH, (April 1, 2014) - ClearOne (NASDAQ: CLRO) announced today that the company has finalized the acquisition of Spontania cloud-based technology from Spain-based Dialcom Networks, S.L. The addition of this technology completes the company’s strategy to build an all-inclusive video collaboration portfolio.
Spontania complements ClearOne’s existing premise-based, enterprise video collaboration portfolio and makes ClearOne the only company offering an entirely software-based video conferencing product line from the personal client to the conference room, with a complete set of virtualized infrastructure.  The complete ClearOne video portfolio now can serve a full range of video collaboration needs for Enterprise, SMB, Healthcare, Education, and other customers, whether they are seeking those solutions deployed in their private data centers or in the ClearOne Spontania cloud.
“We are now positioned to execute on our strategy by offering a complete and competitive suite of video collaboration products that appeals to varied customer needs and uniquely leads the way for our partners to take advantage of cloud offerings and capture down-stream revenue opportunities,” said Zee Hakimoglu, Chairman and CEO of ClearOne.  “With the acquisition of Spontania, ClearOne now offer its partners and end users a clear choice between public cloud, private cloud, and on-premise solutions, replacing the need for expensive infrastructure. Combined with our industry-leading voice solutions, the ClearOne video collaboration portfolio leads the market in scalability, return on investment, functionality and quality.”
ClearOne’s Spontania total video collaboration portfolio empowers customers to deploy video collaboration without the heavy burden of expensive infrastructure.  It also allows service providers and partners to expand their offerings by deploying the technology within their own networks, building on ClearOne technology to further their current solutions and offerings.
The solution is available through ClearOne authorized partners as either as a Platform as a Service (PaaS) or as a cloud-based Software as a Service (SaaS). The company complements this infrastructure offering with a host of software-based endpoints that spans mobile devices to laptops to telepresence group systems.  ClearOne will bring the entire line of solutions to market exclusively through an authorized partner program, which offers partners an attractive, next-generation model to capitalize on business migration to software- and cloud-based solutions.
About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company’s stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

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